For additional information:
Rick Green
President & CEO
Kerby E. Crowell
EVP & CFO
For Immediate Release	(405) 372-2230
Southwest Bancorp Reports Third Quarter Earnings, Increased Reserves
     October 21, 2008, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (NASDAQ Global Select Market—OKSB), (“Southwest”), today reported net income of $2.3 million, or $0.16 per diluted share for the third quarter 2008, compared to $5.5 million, or $0.38 per diluted share for the third quarter of 2007. Net income for the nine months ended September 30, 2008 was $11.7 million, or $0.80 per diluted share, compared to $16.9 million, or $1.15 per diluted share, for the prior year. At September 30, 2008, total assets were $2.8 billion compared to $2.6 billion at December 31, 2007.
     “We continue to take strategic actions focused on building long-term shareholder value during these uncertain times,” stated Rick Green, President and Chief Executive Officer. “Throughout this year, we have reduced our quarter to quarter growth in portfolio loans, and plan for a year or more of continued slower growth. We have made significant additions to our allowance for loan losses reflecting our assessment of the emerging effects of national economic conditions even in our relatively strong and stable markets in Texas, Oklahoma, and Kansas. We have increased our capital levels through retained earnings and our July sale of $34.5 million in trust preferred securities. We continue to make liquidity and core funding priorities. We are evaluating additional consumer banking branches in our existing or nearby markets. And, we continue to methodically pursue our long-term strategic vision so that Southwest will be well positioned when the economy gets back on track.”
     Our portfolio loans at quarter end were $2.4 billion, up $58.2 million, or 2%, from June 30, 2008. Approximately 49% of our total portfolio loans at September 30, 2008, were in our Texas or Kansas segments:
•	Oklahoma portfolio loans were $962.6 million or 39%,

•	Texas portfolio loans were $893.0 million, or 37%,

•	Kansas portfolio loans were $288.3 million, or 12%, and

•	Other States portfolio loans were $296.2 million, or 12%
     Our strategic vision includes continued emphasis on carefully selected markets in Texas, Oklahoma, and Kansas with emphasis on healthcare and health professionals, businesses and their managers and owners, commercial and commercial real estate borrowers, careful expansion of our community banking operations, and increases in stable funding sources at reasonable cost. During the third quarter, we opened a branch in Edmond, Oklahoma to facilitate our core deposit growth.
     As shown below, the positive earnings effect of our loan growth continued to be offset by the significant margin squeeze that began last year. For the first nine months of 2008, the net interest margin of 3.41% was down 90 basis points from the first nine months of 2007. As a result, net interest income declined $1.8 million, or 3% for the first nine months of 2008.

NASDAQ: OKSB
OKSBP
Southwest Bancorp Reports Earnings, Increased Reserves

	Net Effects of Growth and Margin Squeeze:
	First Nine Months 2008 vs. First Nine Months 2007
	Change in Net Interest Income Due to Changes in:
(Dollars in thousands)	Volume	Rate	Total
Total interest income	$26,966	$(33,838)	$(6,872)
Total interest expense	13,907	(19,023)	(5,116)

Net interest income	$13,059	$(14,815)	$(1,756)

     While the 2008 third quarter net interest margin decreased 86 basis points from third quarter 2007, the margin remains relatively unchanged from second quarter 2008 at 3.39%.
     We increased our provision for loan losses by $6.2 million, or 101%, during the first nine months of 2008 compared to the first nine months of 2007. At September 30, 2008, the allowance for loan losses was $35.8 million, up 21%, from year-end 2007.
     We have no Federal National Mortgage Association (“Fannie Mae”) or Federal Home Loan Mortgage Corporation (“Freddie Mac”) equity securities.
     The validity of our strategic decision not to rely on any significant amounts of residential mortgages and not to make subprime loans was reinforced by recent market events. Subprime lending has never been a part of our strategy, one to four family mortgages are less than 5% of our portfolio, and one to four family residential construction loans are less than 4% of our portfolio.
Capital Raising
     Earlier this year, we determined that raising additional long-term capital was in the best interests of our shareholders. We decided to do so by issuing securities other than common stock, in view of the market conditions for financial stocks. Accordingly, in early July, we completed the issuance of $34.5 million in trust preferred securities in a public offering. Proceeds from the sale are being used to increase our regulatory capital, to fund our loan growth, and for other corporate purposes.
     Please see the following discussion and financial tables and the disclosures under the heading “Forward-Looking Statements” on page 4.
Financial Overview
     Condition: Total assets were $2.8 billion at September 30, 2008, an increase of 10% from $2.6 billion at December 31, 2007. At September 30, 2008 total loans were $2.5 billion versus $2.2 billion at December 31, 2007.
     The allowance for loan losses as a percentage of portfolio loans was 1.47% at September 30, 2008 versus 1.46% at September 30, 2007 and 1.38% at December 31, 2007. The methodology used to determine the appropriate amount of the allowance for loan losses at a particular time includes consideration of risk factors related to Southwest and to our markets, including regular assessments of national and local economic conditions and trends.
     Non-performing assets to total assets were 2.35% at September 30, 2008 compared to 1.29% at September 30, 2007 and 1.26% at December 31, 2007. Of total non-performing assets, 57.8% are real estate construction loans, 19.0% are commercial loans, 18.0% are commercial real estate loans, 4.0% is other real estate owned, and residential real estate mortgages and other consumer loans are less than 1% each. Nonaccrual loans, which comprise the majority of nonperforming assets, were $61.6 million as of September 30, 2008, an increase of $42.0 million or 215% from year end. These loans are carried at their estimated collectible amounts and no longer accrue interest. The increase in nonaccrual loans is primarily due to two lending relationships. Mr. Green said, “Much of our business is commercial real estate lending. As a result, weakness in one or a few large credits can have a significant impact on our nonperforming loan totals. Through the years, however, we have demonstrated the ability to resolve problem construction and commercial real estate loans.” Performing loans considered potential problem loans, which are not included in the past due, nonaccrual, or restructured categories, but for which known information about possible credit problems cause management to be uncertain as to the ability of the borrowers to comply with the present loan repayment terms, amounted to approximately $86.1 million at September 30, 2008, compared to $71.1 million at June 30, 2008 and $61.6 million at year-end 2007. These loans are subject to

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NASDAQ: OKSB
OKSBP
Southwest Bancorp Reports Earnings, Increased Reserves
continuing management attention and are considered by management in determining the level of the allowance for loan losses.
     Total deposits were $2.2 billion at September 30, 2008, up $140.1 million from December 31, 2007. Core deposits were 66.48% of total deposits or $1.5 billion.
     On September 30, 2008, Southwest exceeded all applicable regulatory capital requirements and each of its banking subsidiaries met the criteria for regulatory classification as “well-capitalized”. Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by Federal bank or thrift regulators.
     Year-to-date Results: Net interest income totaled $67.3 million for the first nine months of 2008 compared to $69.1 million for the first nine months of 2007. Year-to-date net interest margin was 3.41% for 2008 compared to 4.31% in 2007. The decrease in net interest income and net interest margin is the result of Southwest’s interest rate sensitivity position and the margin squeeze produced by governmental actions and market conditions. This margin squeeze offset significant positive effects on net interest income from our loan growth. Yields on earning assets decreased by 190 basis points from the prior year while our cost of funds decreased by only 129 basis points, resulting in a 61 basis point decline in net interest spread.
     The provision for loan losses for the first nine months of 2008 was $12.3 million compared to $6.1 million for the first nine months of 2007. Year-to-date as of September 30, 2008, net charge offs totaled $6.1 million, or 0.33% (annualized) of portfolio loans versus net charge offs of $5.1 million, or 0.35% (annualized) of portfolio loans for the same period in the prior year.
     For the first nine months of 2008, noninterest income totaled $12.7 million, compared to $12.4 million for 2007. The slight increase in noninterest income from 2007 was the result of a $1.0 million increase in service charges and fees and a $211,000 increase in other noninterest income, offset by a $512,000 decrease in gain on sale of loans and a $381,000 decrease in the gain on sale of investment securities.
     For the first nine months of 2008, noninterest expense was $48.7 million versus $47.8 million in 2007. The increase from 2007 in noninterest expense is the result of a $1.5 million increase in personnel expense, a $1.0 million increase in FDIC and other insurance, a $723,000 increase in occupancy expense, and a $237,000 increase in other real estate expense (net), offset by a $511,000 decrease in the provision for unfunded loan commitments and a $2.1 million decrease in other general and administrative expenses, which reflects last year’s $2.5 million ATM-related write-off.
     The efficiency ratio was 60.86% for the first nine months of 2008, up from 58.71% in 2007. The year over year increase in the efficiency ratio was due to the combined effect of the increase in Southwest’s operating expenses, without commensurate increase in net interest income, which was constrained by a lower net interest margin.
     Third Quarter Results: Net interest income totaled $23.2 million for the third quarter of 2008 compared to $23.7 million for the third quarter of 2007. Net interest margin was 3.39% for the third quarter of 2008, 4.25% for the third quarter of 2007, and 3.38% for the second quarter of 2008. Yield on earning assets decreased by 212 basis points from the third quarter 2007 while rates paid on interest bearing liabilities decreased by only 160 basis points.
     The provision for loan losses totaled $6.9 million for the third quarter of 2008 compared to $2.1 million for the third quarter of 2007. Net charge offs totaled $2.4 million, or 0.39% (annualized) of portfolio loans at September 30, 2008, compared to $1.9 million, or 0.39% (annualized) of portfolio loans at September 30, 2007.
     Noninterest income totaled $4.1 million for the third quarter of 2008 compared to $3.6 million for the same quarter of 2007. The increase in noninterest income from 2007 was the result of a $301,000 increase in service charges and fee income, a $240,000 increase in other noninterest income, a $53,000 increase in gain on sale of loans, offset by a $158,000 decrease in gain on sale of investment securities.
     Noninterest expense increased $371,000 from the third quarter 2007 to the third quarter of 2008 to $16.5 million. The increase consists of a $454,000 increase in occupancy expense, a $350,000 increase in other general and administrative expenses, and a $335,000 increase in FDIC and other insurance, offset by a $585,000 decrease in the provision for unfunded loan commitments, a $103,000 decrease in salaries and employee benefits, and an $80,000 decrease in other real estate expense (net).

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NASDAQ: OKSB
OKSBP
Southwest Bancorp Reports Earnings, Increased Reserves
     The efficiency ratio for the third quarter of 2008 increased to 60.67% from 59.13% for the third quarter of 2007.
     Certain Legal Matters: As previously disclosed, in December 2006, an armored transportation company failed to deliver to Stillwater National Bank and Trust (“Stillwater National”) cash due to it from certain ATMs owned by one of its subsidiaries, Cash Source, Inc. (“CSI”). In the first quarter of 2007, Southwest recorded a write-off of the $2.5 million receivable. The financial statements also reflect related legal expenses incurred by Southwest of $324,000 during the first nine months of 2008 and approximately $785,000 during the year 2007, of which $720,000 was incurred in the first nine months of 2007. Southwest filed its proof of loss with the insurer on August 6, 2007, which the insurer denied in April 2008. Stillwater National and CSI are pursuing various options for recovery.
     Stillwater National and other Visa USA member banks are obligated to share in costs resulting from litigation against Visa USA, including the costs of the November 9, 2007, settlement of an antitrust lawsuit brought by American Express and potential costs of certain other pending litigation. In the fourth quarter of 2007, Southwest recorded approximately $713,000 as its estimated share of the settlement and other pending litigation expenses relating to these obligations. In March 2008, VISA completed an initial public offering. This transaction allowed VISA to place part of the cash proceeds into an escrow which will be utilized to pay litigation and settlement expenses. Southwest’s portion of this escrow is approximately $566,000 which was reflected in the first quarter 2008 financial statements as a reduction to general and administrative expense and the related payable established in the fourth quarter 2007. These amounts are an estimate and further adjustments may be required.
Southwest Bancorp and Subsidiaries
     Southwest Bancorp is the financial holding company for Stillwater National, Bank of Kansas (“SNB Kansas”), SNB Bank of Wichita (“SNB Wichita”), Healthcare Strategic Support, Inc., and Business Consulting Group, Inc. Through its subsidiaries, Southwest offers commercial and consumer lending, deposit, and investment services, and specialized cash management, consulting, and other financial services from offices in Chickasha, Edmond, Oklahoma City, Stillwater, and Tulsa, Oklahoma; Austin, Dallas, Houston and San Antonio, Texas; and Hutchinson, Kansas City, and Wichita, Kansas, and on the Internet, through SNB DirectBanker®.
     Southwest focuses on converting its strategic vision into long-term shareholder value. Our vision includes an established niche banking model focused on healthcare and commercial real estate financial services in Texas, Oklahoma, and Kansas and a community banking model focused on more traditional banking operations in those states. Southwest’s strategic growth goals include prudent growth from existing and additional offices in carefully selected markets in Texas and other states with concentrations of healthcare and health professionals, businesses, and their managers and owners, and commercial and commercial real estate borrowers, and careful expansion of community banking operations.
     On September 22, 2008, Southwest announced the planned merger of SNB Wichita with SNB Kansas. This merger, which is subject to regulatory approval, is intended to create more convenience for customers and operational efficiencies for Southwest.
     Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB. Southwest’s trust preferred securities are traded on the NASDAQ Global Select Market under the symbol OKSBP.
Forward-Looking Statements
     This Press Release includes forward-looking statements, such as: statements of Southwest’s goals, intentions, and expectations; estimates of risks and of future costs and benefits; assessments of the amount and timing of loan growth, performing and problem loan payoffs and loan losses; off-balance sheet risk and market risk; and statements of Southwest’s ability to achieve financial and other goals. These forward-looking statements are subject to significant uncertainties because they are based upon: future interest rates, market behavior, the effects on general economic conditions in our market of recent subprime and other lending problems, and other economic conditions; future laws and regulations; and a variety of other matters. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest’s past growth and performance do not necessarily indicate its future results.

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NASDAQ: OKSB
OKSBP
Southwest Bancorp Reports Earnings, Increased Reserves
Financial Tables

Unaudited Financial Highlights	Table 1
Unaudited Consolidated Statements of Financial Condition	Table 2
Unaudited Consolidated Statements of Operations	Table 3
Unaudited Average Balances, Yields, and Rates-Quarterly	Table 4
Unaudited Average Balances, Yields, and Rates-Year-to-date	Table 5
Unaudited Summary Financial Data by Quarter-2008 and 2007	Table 6
Unaudited Supplemental Analytical Data by Quarter-2008 and 2007	Table 7

5

SOUTHWEST BANCORP, INC. UNAUDITED FINANCIAL HIGHLIGHTS (Dollars in thousands except per share)	Table 1

	Third Quarter			Second Quarter
			%		%
QUARTERLY HIGHLIGHTS	2008	2007	Change	2008	Change
Operations
Net interest income	$23,188	$23,706	(2)%	$22,284	4%
Provision for loan losses	6,855	2,149	219	3,190	115
Noninterest income	4,062	3,626	12	3,959	3
Noninterest expense	16,533	16,162	2	16,332	1
Income before taxes	3,862	9,021	(57)	6,721	(43)
Taxes on income	1,556	3,505	(56)	2,559	(39)
Net income	2,306	5,516	(58)	4,162	(45)
Diluted earnings per share	0.16	0.38	(58)	0.28	(43)
Balance Sheet
Total assets	2,832,371	2,386,852	19	2,773,013	2
Loans held for sale	72,248	78,417	(8)	62,892	15
Portfolio loans	2,440,091	1,933,223	26	2,381,893	2
Total deposits	2,198,719	1,912,719	15	2,211,001	(1)
Total shareholders’ equity	226,123	213,838	6	224,949	1
Book value per share	15.56	14.92	4	15.49	—
Key Ratios
Net interest margin	3.39%	4.25%		3.38%
Efficiency ratio (GAAP-based)	60.67	59.13		62.23
Total capital to risk-weighted assets	11.88	11.76		10.65
Nonperforming loans to portfolio loans	2.62	1.50		1.35
Shareholders’ equity to total assets	7.98	8.96		8.11
Return on average assets	0.33	0.96		0.62
Return on average equity	3.97	10.29		7.38

	Nine Months
			%
YEAR-TO-DATE HIGHLIGHTS	2008	2007	Change
Operations
Net interest income	$67,305	$69,061	(3)%
Provision for loan losses	12,281	6,117	101
Noninterest income	12,709	12,362	3
Noninterest expense	48,695	47,801	2
Income before taxes	19,038	27,505	(31)
Taxes on income	7,362	10,648	(31)
Net income	11,676	16,857	(31)
Diluted earnings per share	0.80	1.15	(30)
Balance Sheet
Total assets	2,832,371	2,386,852	19
Loans held for sale	72,248	78,417	(8)
Portfolio loans	2,440,091	1,933,223	26
Total deposits	2,198,719	1,912,719	15
Total shareholders’ equity	226,123	213,838	6
Book value per share	15.56	14.92	4
Key Ratios
Net interest margin	3.41%	4.31%
Efficiency ratio (GAAP-based)	60.86	58.71
Total capital to risk-weighted assets	11.88	11.76
Nonperforming loans to portfolio loans	2.62	1.50
Shareholders’ equity to total assets	7.98	8.96
Return on average assets	0.58	1.02
Return on average equity	6.88	10.88
Balance sheet amounts are as of period end unless otherwise noted.
Please see accompanying tables for additional financial information.

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Dollars in thousands, except per share)	Table 2

	September 30,	December 31,	September 30,
	2008	2007	2007
Assets
Cash and due from banks	$36,503	$45,678	$30,604
Investment securities:
Held to maturity. Fair value: $7,262 $5,838 $5,301	7,342	5,838	5,335
Available for sale. Amortized cost: $218,974 $232,880 $270,850	217,198	233,531	271,185
Other investments, at cost	17,188	17,239	16,998
Loans held for sale	72,248	66,275	78,417

Loans receivable	2,440,091	2,145,557	1,933,223
Less: Allowance for loan losses	(35,807)	(29,584)	(28,314)

Net loans receivable	2,404,284	2,115,973	1,904,909
Accrued interest receivable	12,530	23,117	22,561
Premises and equipment, net	24,799	24,323	24,064
Other real estate owned	2,685	2,679	1,654
Goodwill	7,071	7,064	6,742
Other intangible assets, net	4,120	4,580	4,335
Other assets	26,403	18,001	20,048

Total assets	$2,832,371	$2,564,298	$2,386,852

Liabilities and shareholders’ equity
Deposits:
Noninterest-bearing demand	$280,453	$257,067	$261,634
Interest-bearing demand	70,471	63,323	63,145
Money market accounts	554,357	541,950	505,192
Savings accounts	14,452	13,032	14,830
Time deposits of $100,000 or more	731,773	690,985	580,850
Other time deposits	547,213	492,222	487,068

Total deposits	2,198,719	2,058,579	1,912,719
Accrued interest payable	9,992	11,441	11,201
Income tax payable	3,828	1,766	2,078
Other liabilities	12,628	10,154	9,776
Other borrowings	299,118	218,356	190,847
Subordinated debentures	81,963	46,393	46,393

Total liabilities	2,606,248	2,346,689	2,173,014

Shareholders’ equity
Common stock — $1 par value; 20,000,000 shares authorized; 14,658,042 shares issued	14,658	14,658	14,658
Paid in capital	45,849	46,478	46,490
Retained earnings	169,026	161,482	158,279
Accumulated other comprehensive income (loss)	(1,075)	408	209
Treasury stock, at cost, 129,586 300,833 321,991 shares	(2,335)	(5,417)	(5,798)

Total shareholders’ equity	226,123	217,609	213,838

Total liabilities and shareholders’ equity	$2,832,371	$2,564,298	$2,386,852

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands except per share)	Table 3

	For the three months		For the nine months
	ended September 30,		ended September 30,
	2008	2007	2008	2007
Interest income
Loans	$38,441	$42,346	$116,536	$122,210
Investment securities	2,531	2,816	7,293	8,342
Other interest-earning assets	22	39	70	219

Total interest income	40,994	45,201	123,899	130,771

Interest expense
Interest-bearing deposits	14,398	18,824	47,759	53,940
Other borrowings	1,839	1,715	5,755	4,935
Subordinated debentures	1,569	956	3,080	2,835

Total interest expense	17,806	21,495	56,594	61,710

Net interest income	23,188	23,706	67,305	69,061

Provision for loan losses	6,855	2,149	12,281	6,117

Net interest income after provision for loan losses	16,333	21,557	55,024	62,944

Noninterest income
Service charges and fees	2,849	2,548	8,118	7,089
Gain on sales of loans	601	548	2,044	2,556
Gain (loss) on investment securities	(50)	108	1,198	1,579
Other noninterest income	662	422	1,349	1,138

Total noninterest income	4,062	3,626	12,709	12,362

Noninterest expense
Salaries and employee benefits	8,863	8,966	26,941	25,449
Occupancy	2,968	2,514	8,028	7,305
FDIC and other insurance	469	134	1,443	397
Other real estate, net	(92)	(12)	115	(122)
General and administrative	4,325	4,560	12,168	14,772

Total noninterest expenses	16,533	16,162	48,695	47,801

Income before taxes	3,862	9,021	19,038	27,505
Taxes on income	1,556	3,505	7,362	10,648

Net income	$2,306	$5,516	$11,676	$16,857

Basic earnings per common share	$0.16	$0.38	$0.81	$1.18
Diluted earnings per common share	0.16	0.38	0.80	1.15
Cash dividends declared per share	0.0950	0.0925	0.2850	0.2775

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES (Dollars in thousands)	Table 4

	For the three months ended September 30,
	2008			2007
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans	$2,485,617	$38,441	6.15%	$1,925,468	$42,346	8.73%
Investment securities	235,428	2,531	4.28	284,394	2,816	3.93
Other interest-earning assets	4,113	22	2.13	3,415	39	4.53

Total interest-earning assets	2,725,158	40,994	5.98	2,213,277	45,201	8.10
Other assets	72,624			72,780

Total assets	$2,797,782			$2,286,057

Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$75,436	$147	0.78%	$62,667	$82	0.52%
Money market accounts	545,520	2,898	2.11	489,514	5,589	4.53
Savings accounts	14,285	17	0.47	13,263	24	0.72
Time deposits	1,272,097	11,336	3.55	1,042,096	13,129	5.00

Total interest-bearing deposits	1,907,338	14,398	3.00	1,607,540	18,824	4.65
Other borrowings	275,365	1,839	2.66	149,952	1,715	4.54
Subordinated debentures	81,122	1,569	7.74	46,393	956	8.24

Total interest-bearing liabilities	2,263,825	17,806	3.13	1,803,885	21,495	4.73

Noninterest-bearing demand deposits	278,565			246,607
Other liabilities	24,250			22,904
Shareholders’ equity	231,142			212,661

Total liabilities and shareholders’ equity	$2,797,782			$2,286,057

Net interest income and spread		$23,188	2.85%		$23,706	3.37%

Net interest margin (1)			3.39%			4.25%

Average interest-earning assets to average interest-bearing liabilities	120.38%			122.70%

(1)	Net interest margin = annualized net interest income / average interest-earning assets

Table 5
SOUTHWEST BANCORP, INC.
UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES
(Dollars in thousands)

	For the nine months ended September 30,
	2008			2007
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans	$2,401,162	$116,536	6.48%	$1,856,068	$122,210	8.80%
Investment securities	234,894	7,293	4.15	278,090	8,342	4.01
Other interest-earning assets	3,430	70	2.73	5,945	219	4.93

Total interest-earning assets	2,639,486	123,899	6.27	2,140,103	130,771	8.17
Other assets	72,084			73,385

Total assets	$2,711,570			$2,213,488

Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$75,813	$454	0.80%	$62,367	$261	0.56%
Money market accounts	546,560	10,488	2.56	428,597	14,294	4.46
Savings accounts	13,780	58	0.56	11,795	65	0.74
Time deposits	1,237,196	36,759	3.97	1,055,156	39,320	4.98

Total interest-bearing deposits	1,873,349	47,759	3.41	1,557,915	53,940	4.63
Other borrowings	266,367	5,755	2.89	140,110	4,935	4.71
Subordinated debentures	58,054	3,080	7.07	46,393	2,835	8.15

Total interest-bearing liabilities	2,197,770	56,594	3.44	1,744,418	61,710	4.73

Noninterest-bearing demand deposits	265,245			240,688
Other liabilities	21,826			21,158
Shareholders’ equity	226,729			207,224

Total liabilities and shareholders’ equity	$2,711,570			$2,213,488

Net interest income and spread		$67,305	2.83%		$69,061	3.44%

Net interest margin (1)			3.41%			4.31%

Average interest-earning assets to average interest-bearing liabilities	120.10%			122.68%

(1)	Net interest margin = annualized net interest income / average interest-earning assets

Table 6
SOUTHWEST BANCORP, INC.
UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA
(Dollars in thousands except per share)

	2008			2007
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
OPERATIONS
Interest income:
Loans	$38,441	$37,485	$40,610	$43,549	$42,346	$39,578	$40,286
Investment securities	2,531	2,426	2,336	2,713	2,816	2,847	2,679
Other interest-earning assets	22	20	28	35	39	115	65

Total interest income	40,994	39,931	42,974	46,297	45,201	42,540	43,030
Interest expense:
Interest bearing demand deposits	147	166	141	94	82	98	81
Money market accounts	2,898	3,062	4,528	5,370	5,589	4,743	3,962
Savings accounts	17	19	22	22	24	21	20
Time deposits of $100,000 or more	6,879	7,051	7,865	7,873	7,445	7,781	8,132
Other time deposits	4,457	4,809	5,698	5,840	5,684	5,250	5,028

Total interest-bearing deposits	14,398	15,107	18,254	19,199	18,824	17,893	17,223
Other borrowings	1,839	1,887	2,029	2,620	1,715	1,089	2,131
Subordinated debentures	1,569	653	858	942	956	946	933

Total interest expense	17,806	17,647	21,141	22,761	21,495	19,928	20,287

Net interest income	23,188	22,284	21,833	23,536	23,706	22,612	22,743
Provision for loan losses	6,855	3,190	2,236	2,464	2,149	2,107	1,861
Noninterest income:
Service charges and fees	2,849	2,812	2,457	2,831	2,548	2,306	2,235
Gain on sales of loans	601	603	840	783	548	800	1,208
Gain (loss) on investment securities	(50)	3	1,245	5	108	1,919	(448)
Other noninterest income	662	541	146	452	422	400	316

Total noninterest income	4,062	3,959	4,688	4,071	3,626	5,425	3,311
Noninterest expense:
Salaries and employee benefits	8,863	8,856	9,222	9,838	8,966	8,358	8,125
Occupancy	2,968	2,602	2,458	2,540	2,514	2,388	2,403
FDIC and other insurance	469	521	453	225	134	140	123
Other real estate, net	(92)	197	10	64	(12)	(41)	(69)
Unfunded loan commitment	90	15	145	368	675	151	(65)
Other general and administrative	4,235	4,141	3,542	4,638	3,885	3,812	6,314

Total noninterest expenses	16,533	16,332	15,830	17,673	16,162	14,808	16,831

Income before taxes	3,862	6,721	8,455	7,470	9,021	11,122	7,362
Taxes on income	1,556	2,559	3,247	2,949	3,505	4,281	2,862

Net income	$2,306	$4,162	$5,208	$4,521	$5,516	$6,841	$4,500

PER SHARE DATA
Basic earnings per common share	$0.16	$0.29	$0.36	$0.32	$0.38	$0.48	$0.32
Diluted earnings per common share	0.16	0.28	0.36	0.31	0.38	0.47	0.31
Cash dividends declared per share	0.0950	0.0950	0.0950	0.0925	0.0925	0.0925	0.0925
Book value per share	15.56	15.49	15.43	15.16	14.92	14.53	14.14
Tangible book value per share	15.08	15.00	14.95	14.66	14.45	14.44	14.05
Weighted average shares outstanding:
Basic	14,527,893	14,526,038	14,413,686	14,353,910	14,335,008	14,299,111	14,263,698
Diluted	14,676,082	14,680,262	14,608,190	14,584,878	14,612,732	14,644,863	14,642,913
OTHER FINANCIAL DATA
Investment securities	$241,728	$234,429	$236,059	$256,608	$293,518	$278,330	$274,402
Loans held for sale	72,248	62,892	66,364	66,275	78,417	73,011	108,025
Portfolio loans	2,440,091	2,381,893	2,287,606	2,145,557	1,933,223	1,769,528	1,667,195
Total loans	2,512,339	2,444,785	2,353,970	2,211,832	2,011,640	1,842,539	1,775,220
Total assets	2,832,371	2,773,013	2,670,580	2,564,298	2,386,852	2,196,005	2,194,179
Total deposits	2,198,719	2,211,001	2,094,927	2,058,579	1,912,719	1,823,806	1,803,181
Other borrowings	299,118	265,614	282,513	218,356	190,847	95,561	123,212
Subordinated debentures	81,963	46,393	46,393	46,393	46,393	46,393	46,393
Total shareholders’ equity	226,123	224,949	224,155	217,609	213,838	208,185	201,777
Mortgage servicing portfolio	153,250	147,672	145,028	141,680	136,294	134,444	134,259
Continued

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA (Dollars in thousands except per share)	Table 6 Continued

	2008			2007
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PERFORMANCE RATIOS
Return on average assets (annualized)	0.33%	0.62%	0.80%	0.72%	0.96%	1.28%	0.83%
Return on average equity (annualized)	3.97	7.38	9.43	8.24	10.29	13.26	9.04
Return on average tangible equity (annualized)	4.26	7.86	9.94	8.86	10.88	13.70	9.23
Net interest margin	3.39	3.38	3.45	3.89	4.25	4.36	4.34
Dividends declared to net income	59.85	33.16	26.37	29.37	24.04	19.37	29.32
Effective tax rate	40.29	38.07	38.40	39.48	38.85	38.49	38.88
Efficiency ratio	60.67	62.23	59.69	64.02	59.13	52.82	64.60
ASSET QUALITY RATIOS
Nonperforming assets to portfolio loans and other real estate owned	2.72%	1.45%	1.41%	1.50%	1.59%	1.45%	1.88%
Nonperforming loans to portfolio loans	2.62	1.35	1.27	1.38	1.50	1.37	1.77
Net loan charge-offs to average total loans	0.38	0.30	0.33	0.22	0.39	0.40	0.31
Allowance for loan losses to total loans	1.43	1.28	1.27	1.34	1.41	1.52	1.56
Allowance for loan losses to portfolio loans	1.47	1.32	1.31	1.38	1.46	1.59	1.66
Allowance for loan losses to nonperforming loans	56.07	97.62	103.49	100.04	97.32	115.65	94.18
CAPITAL RATIOS
Average total shareholders’ equity to average assets	8.26%	8.35%	8.49%	8.80%	9.30%	9.64%	9.15%
Leverage ratio	10.51	9.66	9.91	10.23	10.92	11.73	11.12
Tier 1 capital to risk-weighted assets	10.49	9.40	9.47	9.71	10.49	11.84	12.44
Total capital to risk-weighted assets	11.88	10.65	10.69	10.97	11.76	13.13	13.68
SEGMENT LOANS**
Oklahoma banking	$962,611	$965,952	$943,331	$876,085	$844,859	$804,906	$766,990
Texas banking	892,998	857,160	797,700	759,389	644,749	567,236	507,384
Kansas banking	288,268	277,887	287,339	282,846	251,131	198,228	206,405
Other states banking	296,214	280,894	259,236	227,237	192,484	199,158	186,416

Subtotal	2,440,091	2,381,893	2,287,606	2,145,557	1,933,223	1,769,528	1,667,195
Secondary market	72,248	62,892	66,364	66,275	78,417	73,011	108,025

Total loans	$2,512,339	$2,444,785	$2,353,970	$2,211,832	$2,011,640	$1,842,539	$1,775,220

SEGMENT NET INCOME**
Oklahoma banking	$3,295	$2,923	$2,503	$3,080	$3,759	$4,820	$4,278
Texas banking	1,332	1,777	2,406	1,701	1,638	1,568	1,643
Kansas banking	(1,336)	(40)	458	82	243	326	208
Other states banking	848	1,028	969	225	768	930	240

Subtotal	4,139	5,688	6,336	5,088	6,408	7,644	6,369
Secondary market	(149)	40	(174)	114	33	197	753
Other operations	(1,684)	(1,566)	(954)	(681)	(925)	(1,000)	(2,622)

Total net income	$2,306	$4,162	$5,208	$4,521	$5,516	$6,841	$4,500

OFFICES AND EMPLOYEES
FTE Employees	458	463	467	489	484	457	443
ATM’s	41	40	40	43	43	38	39
Branches	18	17	17	17	17	15	15
Loan production offices	3	3	3	3	3	3	3
Assets per employee	$6,184	$5,989	$5,719	$5,244	$4,932	$4,805	$4,953

Balance sheet amounts are as of period end unless otherwise noted.

**	In first quarter 2008, Southwest changed its segment disclosures to report Texas, Kansas and Other states separately. Portfolio loans are allocated based upon the state of the borrower, or the location of the real estate in the case of real estate loans. Loans included in the “Other states banking” segment are portfolio loans attributable to states other than Oklahoma, Texas, or Kansas, and primarily consist of healthcare and commercial real estate credits. These out of state loans are administered by offices in Oklahoma, Texas, or Kansas.

SOUTHWEST BANCORP, INC.	Table 7
UNAUDITED QUARTERLY SUPPLEMENTAL ANALYTICAL DATA
(Dollars in thousands except per share)

	2008			2007
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Real estate mortgage:
Commercial	$1,077,601	$991,679	$846,757	$750,047	$608,409	$564,813	$582,440
One-to-four family residential	116,270	118,056	110,938	111,085	112,407	90,916	83,312
Real estate construction	634,339	666,756	744,090	724,929	659,214	617,993	517,199
Commercial	574,087	566,830	544,183	521,501	517,658	465,588	457,838
Installment and consumer:
Guaranteed student loans	67,610	57,413	63,706	61,555	73,810	68,117	101,905
Other	42,432	44,051	44,296	42,715	40,142	35,112	32,526

Total loans, including held for sale	2,512,339	2,444,785	2,353,970	2,211,832	2,011,640	1,842,539	1,775,220
Less allowance for loan losses	(35,807)	(31,341)	(29,950)	(29,584)	(28,314)	(28,054)	(27,728)

Total loans, net	$2,476,532	$2,413,444	$2,324,020	$2,182,248	$1,983,326	$1,814,485	$1,747,492

By statement of condition category:
Loans held for sale:
Student loans	$67,610	$57,413	$63,706	$61,555	$73,810	$68,117	$101,905
One-to-four family residential	3,500	4,283	1,417	3,442	3,293	3,382	4,113
Other	1,138	1,196	1,241	1,278	1,314	1,512	2,007

Total loans held for sale	72,248	62,892	66,364	66,275	78,417	73,011	108,025
Portfolio loans	2,440,091	2,381,893	2,287,606	2,145,557	1,933,223	1,769,528	1,667,195

Total loans before allowance	$2,512,339	$2,444,785	$2,353,970	$2,211,832	$2,011,640	$1,842,539	$1,775,220

DEPOSIT COMPOSITION
Non-interest bearing demand	$280,453	$299,699	$248,315	$257,067	$261,634	$248,285	$251,777
Interest-bearing demand	70,471	81,415	71,450	63,323	63,145	63,758	63,741
Money market accounts	554,357	548,099	553,850	541,950	505,192	487,096	394,668
Savings accounts	14,452	13,809	13,808	13,032	14,830	11,017	11,196
Time deposits of $100,000 or more	731,773	740,174	690,421	690,985	580,850	571,584	646,668
Other time deposits	547,213	527,805	517,083	492,222	487,068	442,066	435,131

Total deposits	$2,198,719	$2,211,001	$2,094,927	$2,058,579	$1,912,719	$1,823,806	$1,803,181

NONPERFORMING ASSETS
Nonaccrual loans	$61,557	$30,861	$26,134	$19,534	$26,291	$22,633	$26,978
90 days past due and accruing	2,299	1,242	2,807	10,037	2,803	1,625	2,462

Total nonperforming loans	63,856	32,103	28,941	29,571	29,094	24,258	29,440
Other real estate owned	2,685	2,523	3,328	2,679	1,654	1,508	1,869

Total nonperforming assets	$66,541	$34,626	$32,269	$32,250	$30,748	$25,766	$31,309

Potential nonperforming loans	$86,070	$71,070	$69,588	$61,633	$70,389	$69,595	$52,335

ALLOWANCE ACTIVITY
Balance, beginning of period	$31,341	$29,950	$29,584	$28,314	$28,054	$27,728	$27,293
Charge offs	2,752	1,892	2,044	1,290	2,105	1,875	1,728
Recoveries	363	93	174	96	216	94	302

Net charge offs	2,389	1,799	1,870	1,194	1,889	1,781	1,426
Provision for loan losses	6,855	3,190	2,236	2,464	2,149	2,107	1,861

Balance, end of period	$35,807	$31,341	$29,950	$29,584	$28,314	$28,054	$27,728

REGULATORY CAPITAL DATA
Tier I capital	$293,141	$261,354	$258,272	$251,980	$248,961	$251,460	$244,862
Total capital	332,012	296,166	291,638	284,730	279,031	278,799	269,513
Total risk adjusted assets	2,793,843	2,780,538	2,727,853	2,595,090	2,374,152	2,123,862	1,967,001
COMMON STOCK
Issued	14,658,042	14,658,042	14,658,042	14,658,042	14,658,042	14,658,042	14,658,042
Less treasury shares	(129,586)	(131,566)	(133,605)	(300,833)	(321,991)	(329,570)	(385,632)

Outstanding shares	14,528,456	14,526,476	14,524,437	14,357,209	14,336,051	14,328,472	14,272,410

INTANGIBLE ASSET DATA
Goodwill	$7,071	$7,071	$7,071	$7,064	$6,742	$1,213	$1,213
Core deposit intangible	2,693	2,792	2,893	3,053	2,879	1,466	1,531
Mortgage servicing rights	1,417	1,354	1,299	1,513	1,440	1,428	1,413
Nonmortgage servicing rights	10	11	13	14	16	32	37

Total intangible assets	$11,191	$11,228	$11,276	$11,644	$11,077	$4,139	$4,194

Intangible amortization expense	$212	$215	$257	$159	$161	$165	$162

Balance sheet amounts are as of period end unless otherwise noted.